Exhibit 25.1
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

(State of incorporation if not a national bank)	95-4655078 (I.R.S. employer identification No.)

1999 Avenue of the Stars – Floor 26 Los Angeles, CA (Address of principal executive offices)	90067 (Zip Code)
Thomas F. Godfrey
Vice President and Assistant General Counsel
J. P. Morgan Trust Company, National Association
1 Chase Manhattan Plaza, 25th Floor
New York, New York 10081
Tel: (212) 552-2192
(Name, address and telephone number of agent for service)

Continental Airlines, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2099724 (I.R.S. employer identification No.)

1600 Smith Street, Dept. HQSEO Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
SENIOR DEBT SECURITIES
(Title of the indenture securities)

Item 1.		General Information.

Furnish the following information as to the trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C. Board of Governors of the Federal Reserve System, Washington, D.C.

	(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.		Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.
No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.	List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

	Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

	Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

	Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

	Exhibit 4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

	Exhibit 5.	Not Applicable

	Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

	Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

	Exhibit 8.	Not Applicable

	Exhibit 9.	Not Applicable

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 9th day of September, 2005.

J. P. Morgan Trust Company, National Association
By	/s/ MARY JANE HENSON
Mary Jane Henson
Vice President

Exhibit 7.	Report of Condition of the Trustee.

Consolidated Report of Condition of J.P. Morgan Trust Company, N.A., (formerly Chase Manhattan Bank and Trust Company, N.A.)
(Legal Title)

Located at	1800 Century Park East, Ste. 400	Los Angeles,	CA	90067

	(Street)	(City)	(State)	(Zip)
as of close of business on March 31, 2005

($000)
Assets
Cash and Due From Banks	$29,397
Securities	207,530
Loans and Leases	110,719
Premises and Fixed Assets	8,753
Intangible Assets	370,377
Goodwill	202,094
Other Assets	42,767

Total Assets	$971,637

Liabilities
Deposits	$121,455
Other Liabilities	55,518

Total Liabilities	176,973

Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	92,477

Total Equity Capital	794,664

Total Liabilities and Equity Capital	$971,637

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